EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                   Three Months Ended                           Nine Months Ended
                                     -------------------------------------------------------------------------------------------
                                          Sept. 30, 1997        Sept. 30, 1996         Sept. 30, 1997        Sept. 30, 1996
                                     -------------------------------------------------------------------------------------------
Net income (loss) in
thousands                                        $  2,079                  $394               $  4,751              ($1,336)
                                    ===========================================================================================
Weighted average common
shares outstanding                             10,105,888             5,023,131              9,405,102             3,199,202
Weighted average preferred
shares outstanding                                      -             1,838,113                      -             1,838,113
Effect of conversion of
convertible subordinated
debentures                                              -             1,202,965                      -             1,202,965
Additional shares pursuant to
SAB 83                                                  -                     -                      -               922,599
Additional shares for options
and warrants outstanding
under treasury-stock method                     1,479,890             1,007,339              1,027,602                     -
                                     -------------------------------------------------------------------------------------------
                                               11,585,778             9,071,548             10,432,704             7,162,879
                                     ===========================================================================================
                                              $0.18                  $0.04                 $0.46                 ($0.19)
                                     ===========================================================================================


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